UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2015

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2015, the Board of Directors of Genworth Financial, Inc. (the “Company”) further amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by adding a new Article VIII to the Bylaws, which provides that, unless the Company consents in writing to an alternative forum, any Court of the State of Delaware shall be the sole and exclusive forum for any and all internal corporate claims, including any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws, or any action asserting a claim governed by the internal affairs doctrine. If no Court of the State of Delaware has jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the United States District Court for the District of Delaware.

The foregoing amendment to the Bylaws became effective on the date of its adoption by the Board of Directors. The above description of the amendment to the Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws, as amended, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

Number	Description

3.2	Amended and Restated Bylaws of Genworth Financial, Inc., dated as of October 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015

GENWORTH FINANCIAL, INC.

By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel